Form of Stock Option Agreement dated April 15, 1998 by and
                       between ICC Technologies, Inc. and
                                 Glenn S. Meyers

                             STOCK OPTION AGREEMENT


     This Stock Option Agreement (the "Agreement") is dated as of the     day
of      , 1998, by and between ICC TECHNOLOGIES, INC., a Delaware corporation
(the "Company") and GLENN S. MEYERS (the "Executive").

                              W I T N E S S E T H:

     WHEREAS, as an essential inducement to the Executive entering into the Employment Agreement, dated as of the 14th day of April, 1998, by and between the Company and the Executive (the "Employment Agreement"), the Company desires to grant to the Executive a right to acquire shares of common stock, par value $.01 per share (the "Common Stock"), of the Company according to the terms and conditions provided herein and to further align his interests with those of the stockholders of the Company.

     NOW, THEREFORE, in consideration of the premises and covenants herein set forth and other good and valuable consideration, the Company and the Executive hereby agree as follows:

     1. CONFIRMATION OF GRANT OF OPTION. Pursuant to a determination by the Board of Directors of the Company (together with any duly authorized committee thereof, the "Board"), the Company, subject to the terms and conditions of this Agreement, hereby confirms that the Executive has been granted, effective April 15, 1998 (the "Date of Grant"), as a matter of separate inducement and agreement, and in addition to and not in lieu of salary or other compensation for services, the right to purchase from the Company 2,000,000 shares of Common Stock (the "Options"). The Options shall vest as provided in Section 4 hereof and shall be subject to adjustment as provided in Section 6 hereof.

     2. EXERCISE PRICE. The exercise price per share (the "Exercise Price") for the Options shall be $2.375.

     3. NON-TRANSFERABILITY OF OPTIONS. The Options may not be assigned, transferred or otherwise disposed of, or pledged or hypothecated in any way, and shall not be subject to execution, attachment or other process otherwise than by will or by the laws of descent and distribution, and the Options may be exercised during the lifetime of the Executive only by him. Any attempt at assignment, transfer, pledge or disposition of the Option contrary to the provisions hereof or the levy of any execution, attachment or similar process upon the Option shall be null and void and without effect. Any exercise of the Option by a person other than the Executive shall be accompanied by appropriate proofs of the right of such person to exercise the Option.

     4. TERM AND EXERCISE OF OPTIONS.

     (a) The Options shall remain outstanding (subject to the vesting and exercisability provisions provided herein) during a period of ten (10) years beginning on the Date of Grant and ending on April 15, 2008 (the "Option Term").

The Options shall vest ratably on a monthly basis, commencing on the date hereof and continuing for a period of sixty (60) months. Except as otherwise provided in Section 5 hereof, Options that have vested (regardless of the provision of this Agreement pursuant to which vesting occurred) shall remain exercisable in whole at any time or in part and from time to time until the earlier to occur of the expiration of the Option Term and the expiration of one year after the date of the termination of the Executive's employment with the Company. The Executive shall not have any rights to dividends or any other rights of a stockholder of the Company with respect to any shares of Common Stock underlying the Options until such shares have been issued to him upon the exercise of the Options.

     (b) Notwithstanding any provision hereof to the contrary, and subject to the terms of the Employment Agreement, Executive may purchase all or any portion of the unexercised balance of this Option upon the effective date of a change in the control of the Company, including, without limitation, a (i) merger or consolidation of the Company into or with any other corporation when the Company is not the surviving entity of such merger or consolidation, (ii) the acquisition, directly or indirectly by any entity or "group" (as defined in Section 13(d) of the Securities and Exchange Act of 1934, as amended), of stock or options, or any combination thereof, (a) constituting a majority of the then outstanding common stock of the Company or (b) possessing a majority of the then outstanding voting power of the Company, (iii) any similar purchase or other acquisition of a majority of the total equity interest of the Company, (iv) the acquisition of all, or substantially all of, the assets of the Company, or (v) the formation of a joint venture or partnership with the Company for the purpose of effecting a transfer of control of, or a material interest in, the Company (such merger, consolidation, sale or other transaction being hereinafter referred to as a "Transaction"). There shall be excluded from the foregoing any Transaction as a result of which (a) the holders of Common Stock prior to the Transaction retain or acquire securities constituting a majority of the outstanding voting common stock of the acquiring or surviving corporation or other entity and (b) no single person owns more than half of the outstanding voting common stock of the acquiring or surviving corporation or other entity. For purposes of this Paragraph 4, voting common stock of the acquiring or surviving corporation or other entity that is issuable upon conversion of convertible securities or upon exercise of warrants or options shall be considered outstanding, and all securities that vote in the election of directors (other than solely as the result of a default in the making of any dividend or other payment) shall be deemed to constitute that number of shares of voting common stock which is equivalent to the number of such votes that may be cast by the holders of such securities.

     5. TERMINATION. The Executive's rights with respect to the Options upon death or the termination of his employment with the Company are as follows:

     (a) Cause. If the Executive is terminated from his employment with the Company "for cause" (as defined in the Employment Agreement) in accordance with
Section 6 of the Employment Agreement, then all the Options (whether vested or unvested) shall automatically terminate and be cancelled (without any action on the part of the Company) on the effective date of termination.

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

     (b) Disability. If the Executive is terminated from his employment with the Company by reason of disability in accordance with Section 5(a) of the Employment Agreement, then all unvested Options shall automatically terminate and be cancelled (without any action on the part of the Company) on the effective date of such termination. All Options that have vested prior to such date shall remain exercisable until the earlier to occur of (i) the first anniversary of such date and (ii) the expiration of the Option Term.

     (c) Death. If the Executive dies while employed by the Company, then all unvested Options shall automatically terminate and be cancelled (without any action on the part of the Company) on the date of death. Following the Executive's death his executors, administrators, legatees or distributees may exercise the Options that have vested prior to the date of death until the earlier to occur of (i) the first anniversary of such date and (ii) the expiration of the Option Term.

     (d) Termination of Employment Agreement at the Election of Executive. Pursuant to the terms of Section 6 thereof, under certain circumstances Executive may elect to terminate the Employment Agreement. Following termination at the election of the Executive, the Company shall pay to Executive (in addition to other sums), a sum equal to the cash value of all unexercised stock options (whether or not vested) or the cashless exercise value thereof.

     6. CHANGES IN CAPITAL STRUCTURE. The number of Option shares (the "Option Shares") covered by this Option and the Exercise Price shall be equitably adjusted in the event (the "Event") of (i) the payment of any dividend payable in, or the making of any distribution of, Common Stock to holders of record of Common Stock, which increases the outstanding Common Stock by more than 25%;
(ii) any stock split, combination of shares, recapitalization or other similar change; (iii) the merger or consolidation of the Company into or with any other corporation; or (iv) the reorganization, dissolution, liquidation or winding up of the Company, and the Executive shall be entitled, upon the exercise of the Option, to entitle the Executive to receive such new, additional or other shares of stock of any class, or other property (including cash), as Executive would have been entitled to receive as a matter of law in connection with such Event had Executive held the Option Shares on the record date set for such Event. The Company shall have the authority to determine the adjustments to be made under this Section 6 and any such determination shall be final, binding and conclusive.

     7. MANNER OF EXERCISE. Exercise of the Option shall be by written notice to Company pursuant to Section 13 hereof. The notice shall be accompanied by payment in full in cash, stock of the Company, or other property (including notes or other contractual obligations of Executive to make payment on a deferred basis, such as through "cashless exercise arrangements," to the extent permitted by applicable law), or a combination thereof, in the amount of the Option Price. Upon receipt of such notice and payment, Company shall deliver a certificate or certificates representing the Option Shares purchased. The certificate or certificates representing the Option Shares shall be registered in the name of the Executive, or if the Executive so requests, shall be issued in ortransferred into the name of the Executive and another person jointly with the

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

right of survivorship. The certificate or certificates shall be delivered to or upon the written order of the Executive. Neither the Executive nor his legal representative, legatees or distributees, as the case may be, shall be or shall be deemed to be a holder of any shares subject to this Option unless and until certificates for such shares are issued to him or them upon the exercise of this Option. The Option Shares that shall be purchased upon the exercise of the Option as provided herein shall be fully paid and nonassessable.

     8. NO RIGHT TO CONTINUED EMPLOYMENT. Nothing in this Agreement shall confer upon the Executive the right to continue in the employ of the Company or to be entitled to any right or benefit not set forth in this Agreement or to interfere with or limit in any way the right of the Company to terminate the Executive's employment in accordance with the Employment Agreement.

     9. WITHHOLDING TAXES. The Company shall have the right to require the Executive (or such other person, if any, who has the right to exercise the Options) to pay to the Company in cash the amount of any federal, state, local and foreign income and other taxes that the Company may be required to withhold before delivering to the Executive (or such other person) a certificate or certificates representing shares of Common Stock issuable hereunder. Notwithstanding the foregoing sentence, subject to Section 11 hereof, the Executive may elect to cause Common Stock issuable upon the exercise of any of the Options, having a Fair Market Value (defined as the last sales price or, if unavailable, the average of the closing bid and asked prices per share of the Common Stock on such date (or, if there was no trading or quotation in the Common Stock on such date, on the next preceding date on which there was trading or quotation) as reported in The Wall Street Journal (or other reporting service approved by the Compensation Committee of the Board) on the day immediately preceding the date on which such certificates are delivered equal to the amount of such withholding obligation, to be withheld by the Company in satisfaction of such obligation.

     10. COMPLIANCE WITH APPLICABLE LAW. Any exercise of the Options and the issuance and delivery of shares of Common Stock pursuant thereto shall be subject to applicable law, including compliance with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), and the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, the requirements of any stock exchange upon which the Common Stock may then be listed and any applicable state securities or "blue sky" laws. The Executive understands that, as of the date hereof, neither the Options nor the shares of Common Stock issuable upon exercise of the Options have been registered under the Securities Act or any applicable state securities or "blue sky" laws.

     11. RESALE OF COMMON STOCK. Upon any sale or transfer of the Common Stock purchased upon exercise of the Options, the Executive shall deliver to the Company an opinion of counsel satisfactory to the Company to the effect that either (a) the sale of the Common Stock to be so sold or transferred has been registered under the Securities Act or (b) such Common Stock may then be sold without registration under the Securities Act and applicable state securities laws. The certificates evidencing the shares of Common Stock issued upon exercise of the Options shall bear a legend to the following effect (unless the Company requires otherwise):

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

             THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS, AND MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED UNLESS THERE IS A REGISTRATION STATEMENT IN EFFECT COVERING SUCH SECURITIES OR THERE IS AVAILABLE AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS."

     12. REGISTRATION. Not later than the first anniversary of the date of this Agreement, the Company shall file a registration statement on Form S-8 (or any successor form for the registration under the Securities Act of securities to be offered pursuant to employee benefit plans) registering the Common Stock underlying the Options under the Securities Act, subject to then applicable rules and regulations, in order to permit the public resale thereof by the Executive. This Section 12 shall apply only to the extent that an effective registration statement is then required for the public sale by the Executive of the Common Stock underlying the Options.

     13. NOTICES. For the purposes of this Agreement, notices, demands and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given (i) when hand delivered, (ii) when sent if sent by overnight mail, overnight courier or facsimile transmission or (iii) (unless otherwise specified) when mailed by United States registered mail, return receipt requested, postage prepaid, addressed, as follows:

               If to Company:      ICC Technologies, Inc.
                                   44 West 18th Street, 6th Floor
                                   New York, NY 10011

               If to Executive:    Glenn S. Meyers
                                   9 Brookridge Drive
                                   Greenwich, CT  06830

     14. BENEFITS OF AGREEMENT. This Agreement shall inure to the benefit of and be binding upon each successor and assign of the Company. All obligations imposed upon the Executive and all rights granted to the Company under this Agreement shall be binding upon the Executive and, to the limited extent set forth herein, the Executive's heirs, legal representatives and successors. No other person shall have any rights under this Agreement.

     15. SEVERABILITY. In the event that any one or more provisions of this Agreement shall be deemed to be illegal or unenforceable, such illegality or unenforceability shall not affect the validity and enforceability of the remaining legal and enforceable provisions herein, which shall be construed as if such illegal or unenforceable provision or provisions had not been inserted.

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

     16. ENTIRE AGREEMENT. The parties hereto agree that this Agreement contains the entire understanding and agreement between them, and supersedes all prior understandings and agreements between the parties respecting the subject matter hereof, and that the provisions of this Agreement may not be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by the parties hereto.

     17. WAIVER. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

     18. GOVERNING LAW. This Agreement shall be construed and governed in accordance with the laws of the State of Delaware, without regard to the conflicts of law principles thereof.

     19. INCORPORATION BY REFERENCE. The incorporation herein of any terms by reference to another document shall not be affected by the termination of any agreement set forth in such other document or the invalidity of any provision thereof.

     20. COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed to be an original but both of which together shall constitute one and the same instrument.


     IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by an authorized officer and the Executive has hereunto set his hand all as of the day, month and year first above written.

                                     ICC TECHNOLOGIES, INC.


                                     By:______________________________________

                                        ______________________________________
                                                Compensation Committee



                                        ________________________________________
                                        Glenn S. Meyers              (Executive)


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